UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 30, 2007
HANOVER COMPRESSOR COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13071	76-0625124
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

12001 North Houston Rosslyn	77086
Houston, Texas	(Zip Code)
(Address of Principal Executive Offices)
Registrant’s Telephone Number, including Area Code: (281)447-8787
Not Applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
SIGNATURES

Item 3.02. Unregistered Sales of Equity Securities
On various dates from May 8, 2007 through May 30, 2007, holders of 7 1/4% Convertible Preferred Securities due 2029 (“TIDES Preferred Securities”) of Hanover Compressor Capital Trust (the “Trust”) converted $7,857,150 in aggregate principal amount of TIDES Preferred Securities into 439,532 shares of common stock of Hanover Compressor Company (the “Company”) as a result of the Company’s call for redemption of $8,121,050 aggregate principal amount of the Convertible Junior Subordinated Debentures Due 2029 (the “Debentures”). All of the Debentures are owned by the Trust and the Trust is required to use the proceeds received from such redemption to redeem a corresponding amount of the TIDES Preferred Securities and the Trust’s 7 1/4% Convertible Common Securities (“TIDES Common Securities”). The Company owns all of the TIDES Common Securities. No TIDES Common Securities have been converted to date. Set forth below is a chart which shows all conversions of TIDES Preferred Securities since May 8, 2007.

	Principal Amount	Number of
	of TIDES	Shares of
	Preferred Securities	Common Stock
Date of Conversion	Converted	Issued
5/08/07	$5,250	293
5/14/07	474,450	26,540
5/15/07	1,520,250	85,047
5/16/07	104,850	5,865
5/17/07	512,750	28,681
5/18/07	5,850	327
5/22/07	201,450	11,266
5/23/07	59,850	3,347
5/24/07	955,900	53,476
5/25/07	1,521,750	85,131
5/29/07	2,490,900	139,341
5/30/07	9,150	511

Total	$7,862,400	439,825

Of the $7,873,500 aggregate principal amount of TIDES Preferred Securities called for redemption by the Trust on May 10, 2007, $7,857,150 was converted into 439,532 shares of Hanover Common Stock. The Company previously reported that the Trust made partial calls for redemption of the TIDES Preferred Securities and TIDES Common Securities on the basis of one TIDES Preferred or Common Security per $50 principal amount of Debentures which at the election of the holder thereof could be immediately converted into shares of common stock of the Company at a conversion price of approximately $17.875 per share, or 2.7972 shares of common stock of the Company per $50 principal amount. The Company has fully and unconditionally guaranteed the obligations of the Trust to the holders of the TIDES Preferred Securities and the TIDES Common Securities. With the completion of this most recent call, all TIDES Preferred Securities and TIDES Common Securities, as well as the underlying Debentures, have been fully redeemed or converted into Hanover common stock.
The shares of common stock were issued solely to holders of the TIDES Preferred Securities upon conversion of the TIDES Preferred Securities pursuant to the exemption from registration provided under Section3(a)(9) of the Securities Act of 1933, as amended, which is available since the shares of common stock were exchanged by the Company with its existing security holders exclusively where no commission or other remunerations was paid or given directly or indirectly for soliciting such an exchange.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANOVER COMPRESSOR COMPANY
Date: June 4, 2007	By:	/s/ Suzanne B. Kean
		Name:	Suzanne B. Kean
		Title:	Vice President and Deputy General Counsel